                     INVESTMENT AND STOCKHOLDERS AGREEMENT

                                 BY AND BETWEEN

                         CENTENNIAL TECHNOLOGIES, INC.

                                      AND

                                   VIA, INC.


                               NOVEMBER 27, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
                                                                        ----

1.       Terms of Purchase ............................................   1

         1.1     Purchase of Shares ...................................   1
         1.2     Purchase Price .......................................   1
         1.3     Closing ..............................................   2

2.       Representations and Warranties of ViA ........................   2

         2.1     Capitalization of ViA ................................   2
         2.2     Organization of ViA ..................................   3
         2.3     Merger Agreement .....................................   3
         2.4     Authorization ........................................   3
         2.5     Subsidiaries of ViA ..................................   4
         2.6     Audited Financial Statements .........................   4
         2.7     Tax Matters ..........................................   5
         2.8     Title to Properties ..................................   5
         2.9     Agreements, Contracts, Licenses and Commitments ......   6
         2.10    Required Consents, No Default ........................   6
         2.11    Litigation ...........................................   6
         2.12    Intangible Property ..................................   6
         2.13    Governmental Consents ................................   7
         2.14    Compliance with Agreements and Laws ..................   7
         2.15    Employee Relations ...................................   7
         2.16    Indebtedness to and from Officers, Directors and
                  Stockholders ........................................   7
         2.17    Insurance of Properties ..............................   7
         2.18    Guarantees, Warranties and Discounts .................   8
         2.19    Restricted Securities ................................   8
         2.20    Legends ..............................................   8

3.       Affirmative Covenants ........................................   9

         3.1     Maintenance of Records ...............................   9
         3.2     Maintenance of Properties ............................   9
         3.3     Conduct of Business ..................................   9
         3.4     Maintenance of Insurance .............................   9
         3.5     Compliance With Laws .................................   9
         3.6     Right of Inspection ..................................  10
         3.7     Reporting Requirements ...............................  10
         3.8     Payment of Taxes and Claims ..........................  11
         3.9     Maintenance of Existence .............................  11
         3.10    Payment of Other Obligations .........................  11

4.       Representations and Warranties of Centennial .................  12

         4.1     Organization and Related Matters .....................  12
         4.2     Authorization of Agreement ...........................  12
         4.3     Capitalization of Centennial .........................  12
         4.4     Financial Representations ............................  12
         4.5     Cooperation ..........................................  12
         4.6     Investment Intent ....................................  13
         4.7     No Brokers or Finders ................................  13

5.       Opinions of Counsel ..........................................  13

6.       Indemnification ..............................................  14

         6.1     Indemnification by ViA ...............................  14
         6.2     Indemnification by Centennial ........................  14
         6.3     Conditions of Indemnification ........................  14
         6.4     Conditions to Indemnification ........................  14
         6.5     Payment for Indemnification ..........................  15
         6.6     Survival of Indemnification ..........................  15
         6.7     Intent of Parties ....................................  15

7.       Registration Rights ..........................................  15

         7.1     Registration of Shares ...............................  15
         7.2     Compliance with Securities Rules and Regulations .....  16
         7.3     Obligations of ViA ...................................  16
         7.4     Indemnification ......................................  17

8.       Future Sales of Shares of Capital Stock of ViA ...............  18

         8.1     Participation Right of Centennial ....................  18

9.       General ......................................................  18

         9.1     Survival of Representations, Warranties and
                  Covenants ...........................................  18
         9.2     Press Releases .......................................  18
         9.3     Payment of Expenses ..................................  18
         9.4     Governing Law ........................................  18
         9.5     Notices ..............................................  19
         9.6     Successors and Assigns ...............................  19
         9.7     Headings .............................................  20
         9.8     Counterparts .........................................  20

         9.9     Waiver ...............................................  20
         9.10    Entire Agreement .....................................  20
         9.11    Additional Actions ...................................  20
         9.12    Remedies .............................................  20

                        TABLE OF SCHEDULES AND EXHIBITS
                        -------------------------------

No.      Title
---      -----

1.3      Shareholder Voting Agreement
2.1      The ViA Shareholders
2.6      Adverse Changes and Undisclosed Liabilities
2.7      Powers of Attorney
2.9      Agreements, Contracts, Licenses and Commitments
2.11     Litigation
2.12     Intangible Property
2.16     Indebtedness to and from Officers, Directors and Stockholders
2.18     Registration Rights Agreement
5(a)     Opinion of Counsel to ViA, Inc.
5(b)     Opinion of Counsel to Centennial Technologies, Inc.

                     INVESTMENT AND STOCKHOLDERS AGREEMENT

         This Investment and Stockholders Agreement (the "Agreement") made as of the 27th day of November, 1996, by and between Centennial Technologies, Inc., a Delaware corporation having its principal place of business at 37 Manning Road, Billerica, Massachusetts 01821 ("Centennial") and ViA, Inc., a Minnesota corporation having its principal place of business at 11 Bridge Square, Northfield, MN 55057 ("ViA").

                                    RECITALS
                                    --------

         WHEREAS, ViA has authorized 25,000,000 shares of common stock (the "Common Stock") and 1,000,000 shares of preferred stock, of which 10,840 shares of common stock are currently issued and outstanding, and of which ViA is obligated to issue an additional 70,481 shares of common stock as of November 26, 1996, which is the effective date of the Merger Agreement referred to in section 2.3 below, and of which no shares of preferred stock are outstanding;
and

         WHEREAS, Centennial wishes to acquire from ViA and ViA wishes to transfer to Centennial 11,089 shares of authorized but unissued ViA Common Stock, after which Centennial will own twelve percent (12%) of the then outstanding ViA Common Stock, in exchange for which Centennial shall pay the Purchase Price (as defined herein) on the terms and conditions set forth below.

         NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the mutual promises and the representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       TERMS OF PURCHASE.

         1.1 PURCHASE OF SHARES. Subject to the terms, provisions and conditions of this Agreement and upon the basis of the representations, warranties and covenants made herein, at the Closing (as defined below) ViA shall sell, assign and transfer to Centennial eleven thousand eighty-nine (11,089) shares of ViA Common Stock (the "ViA Shares") which shall constitute twelve percent (12%) of the then outstanding capital stock of ViA. At the Closing, ViA shall deliver a certificate or certificates representing the ViA Shares in exchange for which Centennial shall pay the Purchase Price as set forth in Section 1.2 herein.

         1.2 PURCHASE PRICE. At the Closing, Centennial shall provide ViA an aggregate payment of a combination of cash and shares of Centennial's common stock ("Centennial Shares") with a combined value of no less than five million dollars ($5,000,000), such combination to be determined at the sole discretion of Centennial. For such purposes, Centennial Shares shall be deemed to have a value equal to that necessary for ViA to receive on the Closing Date (as defined below) $5,000,000 from Lehman Brothers Finance, S.A. ("Lehman") pursuant to a fully hedged financing transaction of a term of at least four (4) months utilizing the Centennial Shares or the value thereof (the "Financing"), which $5,000,000 shall be net of all net interest, costs, liabilities and expenses incurred by ViA relating to or in connection with the Financing or the failure thereof.

         1.3 CLOSING. The closing (the "Closing") of the purchase of the ViA Shares under this Agreement shall take place at the offices of Centennial in Billerica, Massachusetts and at the offices of ViA in Northfield, Minnesota, on or before the 6th day of December, 1996. The date of the Closing is hereinafter referred to as the Closing Date. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed to have been taken nor any documents executed or delivered until all have been taken, executed and delivered, except as set forth below. All that the parties hereto contemplate needs to be completed and executed at the time of the Closing to effect fully this Agreement are the following:

                  (a) ViA shall deliver to Centennial certificates representing the ViA Shares, and, in exchange therefor, Centennial shall deliver to ViA a certificate or certificates representing the Centennial Shares.

                  (b) The parties shall deliver to each other the appropriate Opinion of Counsel described in Section 5 of this Agreement.

                  (c) ViA shall deliver an executed Shareholder Voting Agreement substantially in the form attached hereto as EXHIBIT 1.3.

         In addition, the obligations of each party hereunder to close this transaction shall be subject to the fulfillment of the condition that on or before December 6, 1996, the Financing shall have been consummated to ViA's reasonable satisfaction. The failure to fulfill this condition to ViA's reasonable satisfaction on or before December 6, 1996 shall render this Agreement null and void.

2.       REPRESENTATIONS AND WARRANTIES OF ViA.

         ViA represents and warrants to Centennial, upon which representations and warranties Centennial relies, and which representations and warranties shall survive the Closing for a period of one (1) year, notwithstanding any investigation of the affairs of ViA by Centennial, as follows:

         2.1 CAPITALIZATION OF ViA. ViA's authorized capital stock consists of 25,000,000 shares of common stock, and 1,000,000 shares of preferred stock, of which 10,840 shares of common stock are currently issued and of which ViA is obligated to issue an additional 70,481 shares of common stock as of November 26, 1996, the effective date of the Merger Agreement, which are held of record and beneficially as shown on the attached SCHEDULE 2.1 (the "ViA Shareholders"). All such issued and outstanding ViA Shares have been and on the Closing Date will be duly and validly issued and are, or will be on the Closing Date, fully paid and nonassessable. Except as disclosed on the attached SCHEDULE 2.1, there are not, and on the Closing Date there will not be, outstanding (i) any options, warrants or other rights to purchase from ViA any ViA Common Stock; (ii) any securities convertible into or exchangeable for shares of any ViA Common Stock; or (iii) any other agreements, arrangements, understandings or commitments of any kind for the issuance of additional shares of ViA Common Stock, or options, warrants or other securities of ViA.

        2.2 ORGANIZATION OF ViA. ViA is a corporation, duly organized, validly existing and in good standing under the laws of Minnesota, and has all requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. ViA is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification and where failure to be so qualified would have a material adverse effect on ViA. Certified copies of the Certificate of Incorporation, as amended and by-laws of ViA, as amended to date, shall be delivered to Centennial, and shall be complete and correct, and no amendments shall have been made thereto or have been authorized since the date hereof.

        2.3 MERGER AGREEMENT. Pursuant to a Contribution and Exchange Agreement by and among Key Information Delivery, Inc. and the members and shareholders of Key Idea Development, LLC and Key Information Delivery, Inc. (the "Merger Agreement"), all of the members of Key Idea Development, LLC, a Minnesota limited liability corporation ("Key Idea"), contributed all of their members' capital to Key Information Delivery, Inc., a Minnesota corporation ("Key Information"), in exchange for shares of Common Stock in Key Information. The name of Key Information was changed to ViA on November 26, 1996. The Merger Agreement, and all other agreements related thereto, were duly and validly authorized, executed and delivered by each of the parties thereto, and constitute valid and legally binding obligations, enforceable by and against the parties in accordance with their respective terms. All documents required to be filed in order to effect the terms of the Merger Agreement either have been filed or will be filed within thirty (30) days of the Closing Date with the appropriate governmental agencies. ViA, Key Information and Key Idea are sometimes collectively referred to herein as the "ViA Corporations."

        2.4 AUTHORIZATION. This Agreement has been duly and validly executed and delivered by ViA. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which ViA is a party constitute the valid and legally binding obligations of ViA, enforceable against it in accordance with their respective terms except insofar as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the rights of creditors and general equitable principles. The execution, delivery and performance of this Agreement and the agreements provided for herein by ViA, and the consummation by ViA of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both:
(a) violate the provisions of any law, rule or regulation applicable to ViA; (b) violate the provisions of the Certificate of Incorporation, charter documents or by-laws of ViA; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any indebtedness, contract, lease, license, permit, lien, charge or encumbrance upon the properties or assets of ViA pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which ViA is a party or by which ViA or any of its predecessors is or may be bound.

        2.5 SUBSIDIARIES OF ViA. Except for Key Idea, ViA has no subsidiaries, and ViA owns or holds of record and or beneficially no shares of any class of capital stock of any other corporations or business enterprise. "Subsidiary" shall mean any corporation, partnership, joint venture or other entity in which ViA has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein.

        2.6       AUDITED FINANCIAL STATEMENTS.

                  (a) FINANCIAL STATEMENTS. ViA has delivered to Centennial true and complete copies of audited combined financial statements of Key Information and Key Idea as of June 30, 1996 and 1995 (the "1996 Financial Statements") and before December 6, 1996 will deliver to Centennial unaudited interim financial statements of Key Information and Key Idea for the period July 1, 1996 to September 30, 1996 (the "Interim Financial Statements"). The 1996 Financial Statements and Interim Financial Statements are collectively referred to as the "Financial Statements." All such Financial Statements are in accordance with the books and records of the ViA Corporations and (i) present fairly and correctly the combined financial position of Key Information and Key Idea as of the respective dates and for the respective periods indicated, (ii) include all required material adjustments, and (iii) have been prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a basis consistent with prior periods and practices. From September 30, 1996 through the Closing Date, the ViA Corporations have not and shall not change their accounting practices and procedures.

                  (b) NO ADVERSE CHANGES OR UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE 2.6, since September 30, 1996, and except for the transactions contemplated by the Merger Agreement, there has not occurred or arisen, whether or not in the ordinary course of business: (i) any material adverse change in the assets, financial condition, operations, prospects or business of any of the ViA Corporations, or (ii) any event, condition or set of facts of any character known to the ViA Corporations which might materially and adversely affect the results of operations, assets, financial condition, prospects or business of any of the ViA Corporations. Except as set forth on Schedule 2.6, the ViA Corporations have had no material liabilities or obligations, fixed, accrued, contingent or otherwise, which are not fully reflected or provided for on, or disclosed in the notes to, the Financial Statements except (i) liabilities and obligations incurred in the ordinary course of business since September 30, 1996, none of which individually or in the aggregate has been or is materially adverse to the assets, operations, financial condition, prospects or business of the ViA Corporations, and (ii) liabilities and obligations permitted or contemplated by this Agreement.

        2.7       TAX MATTERS.

                  (a) The ViA Corporations and their predecessors have paid, and, as to any of the following which are payable after the Closing Date and determinable as of the Closing Date, the ViA Corporations and their predecessors have properly reserved against in accordance with GAAP, all income taxes, capital gains taxes, withholding taxes, capital taxes, sales and use taxes, goods and services taxes, business taxes, ad valorem taxes, property taxes, excise taxes, customs and import duties, imposts, rates, levies, assessments and fees, and all other taxes of every kind, character or description, including all interest, fines, and penalties relating thereto, imposed by any governmental or quasi-governmental authority, domestic or foreign, whether federal, provincial, state, territorial or municipal (collectively the "Taxes") required to be paid by the ViA Corporations or their predecessors for all periods prior to the Closing Date. No outstanding assessments, reassessments, notices of determination, or notices of any kind whatsoever exist. The ViA Corporations and their predecessors have duly filed or caused to be filed all reports, returns and other documents relating to or covering all such Taxes, which are due or required to be filed at or prior to the date of Closing; and

                  (b) No action, suit, proceeding, audit, investigation or claim is pending or, to the knowledge of ViA, are threatened with respect to any Taxes for which any of the ViA Corporations or their predecessors are liable, nor has any deficiency or claim for any Taxes been proposed or asserted. No waiver of any statute of limitations with respect to any taxation year has been executed by the ViA Corporations or their predecessors; and no agreement, waiver or consent providing for an extension of time with respect to the assessment, reassessment or other determination of any Taxes against the ViA Corporations or their predecessors, and no power of attorney granted by the ViA Corporations or their predecessors with respect to any matters relating to Taxes is currently in force, except as provided in SCHEDULE 2.7.

        2.8 TITLE TO PROPERTIES. ViA has good and marketable title to all of the properties and assets reflected in the Financial Statements or acquired since September 30, 1996, except properties and assets disposed of in the ordinary course of business since September 30, 1996.

        2.9 AGREEMENTS, CONTRACTS, LICENSES AND COMMITMENTS. Except as set forth on SCHEDULE 2.9, ViA is not, and none of the ViA Corporations at the time of the execution of the Merger Agreement were, a party to or liable in connection with any oral or written agreement or arrangement for the sale of any of the assets of the ViA Corporations, for the licensing of rights regarding any of the assets or property of the ViA Corporations, for the grant of any preferential rights to purchase any of the assets, property or rights of the ViA Corporations, or requiring the consent of any party for the transfer and assignment of such assets, property or rights of the ViA Corporations.

        2.10 REQUIRED CONSENTS, NO DEFAULT. Neither the execution and delivery of this Agreement nor compliance by ViA with its terms and provisions will require the affirmative consent, approval, order or authorization of or any registration, declaration or filing with any third party or governmental authority that will not be received prior to the Closing Date. ViA is not, and none of the ViA Corporations at the time of the execution of the Merger Agreement were in default under or in violation of any provision of their Certificates of Incorporation, charter documents or by-laws. ViA is not in default under or in violation of any provision of any indenture, mortgage, lease, loan or other agreement to which it or any of its predecessors is a party or is bound or to which any of their properties are subject, except such defaults which in the aggregate are not materially adverse to the business or financial condition of ViA.

        2.11 LITIGATION. Except as provided in SCHEDULE 2.11, (a) there is no action, suit or proceeding to which any of the ViA Corporations is a party (either as a plaintiff or defendant) pending or, to the best knowledge of ViA, threatened before any court or governmental agency, authority, body or arbitrator except where such action, suit or proceeding could not reasonably be expected to have a material adverse effect on the business, properties, prospects, or financial condition of ViA taken as a whole, and, to the best knowledge of ViA, there is no basis for any such action, suit or proceeding; (b) neither the ViA Corporations nor, to the best knowledge of the parties hereto, any officer, director or employee of the ViA Corporations, have been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the ViA Corporations; and (c) there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring the ViA Corporations to take any action of any kind with respect to their business, assets or properties.

        2.12 INTANGIBLE PROPERTY. ViA (a) owns or has the adequate right to use all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing used in the conduct of its business as now conducted without, to its knowledge, infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, (b) except as set forth in SCHEDULE 2.12, is not obligated or under any liability to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise, (c) owns or has adequate right to use all trade secrets, including know-how, customer lists, inventions, designs, processes, computer programs and technical data necessary to the development, operation and sale of all products and services sold or proposed to be sold by it, and (d) to its knowledge, is not using any confidential information or trade secrets of others.

        2.13 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with, any governmental authority is required to be obtained or made by any of the ViA Corporations in connection with the execution and delivery of this Agreement or the sale and delivery of the ViA Shares, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing.

        2.14 COMPLIANCE WITH AGREEMENTS AND LAWS. ViA has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, provincial and local authorities necessary to conduct the businesses of the ViA Corporations as currently conducted (collectively, the "Permits"). The businesses of the ViA Corporations as conducted through the date hereof have not violated any federal, provincial, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous waste, conservation, or corrupt practices), the enforcement of which would have a material adverse effect on the businesses, prospects or operations of ViA.

        2.15 EMPLOYEE RELATIONS. There are no pending labor strike or other material labor trouble affecting ViA.

        2.16 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS AND STOCKHOLDERS. Except as provided in SCHEDULE 2.16, ViA is not, and on the Closing Date will not be, indebted, directly or indirectly, to any person who is an officer, director or stockholder of ViA, or any affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the Financial Statements, and no such officer, director, stockholder or affiliate is indebted to ViA. In addition, ViA is not a party to any agreement or arrangement whereby it engages in a transaction of any kind with any affiliate except on terms and conditions no less favorable to ViA than would be customary for such transactions between unaffiliated parties or upon terms and conditions on which similar transactions with others could fairly be expected to be entered into.

        2.17 INSURANCE OF PROPERTIES. All of the properties and operations of ViA are adequately insured, by financially sound and reputable insurers, against loss or damage of the kinds and in amounts customarily insured against by such persons, and ViA carries, with such insurers in customary amounts, such other insurance, including larceny, embezzlement or other criminal misappropriation insurance and business interruption insurance, as is usually carried by companies of established reputation engaged in the same or a similar business similarly situated.

        2.18 GUARANTEES, WARRANTIES AND DISCOUNTS. Except as disclosed in the Financial Statements:

                  (a) Except as set forth on SCHEDULE 2.18, none of the ViA Corporations are a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of any material obligations, liabilities (contingent or otherwise) or indebtedness of any person with respect to or in connection with the businesses of the ViA Corporations; and

                  (b) The ViA Corporations have not given any guarantee or warranty with respect to any of the products sold or the services provided by it, except warranties made in the ordinary course of its business and in the form of the standard written warranty of the ViA Corporations and except for warranties implied by law.

        2.19 RESTRICTED SECURITIES. ViA understands that the shares of Centennial's common stock it is receiving under this Agreement are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Centennial in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act") only in certain limited circumstances. In this regard, ViA represents that it is familiar with Rule 144 promulgated under the Act, as such Rule is presently in effect, and understands the resale limitations imposed thereby and by the Act.

        2.20 LEGENDS. It is understood that the certificates evidencing Centennial's common stock to be transferred to ViA under this Agreement may bear one or all of the following legends or their substantial equivalent:

                  (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS (A) A REGISTRATION STATEMENT IS IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE ACT OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED, OR (B) THE SECURITIES ARE SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT."

                  (b) Any legend required by state securities laws.

        The legend referred to in clause (a) above shall be removed by Centennial from any certificate at such time as the holder of the shares represented by the certificate delivers an opinion of counsel reasonably satisfactory to Centennial to the effect that such legend is not required in order to establish compliance with any provisions of the Act (or its equivalent in effect at such time), and provided further that Centennial has received from the holder a written representation that (i) such holder is not an affiliate of Centennial and has not been an affiliate during the preceding three months, (ii) such holder has beneficially owned the shares represented by the certificate for a period of at least three (3) years (or such shorter period as may be required by Rule 144(k) as in effect at such time), and (iii) such holder otherwise satisfies the requirements of Rule 144(k) (or its equivalent in effect at such time) with respect to such shares.

3.      AFFIRMATIVE COVENANTS.

        So long as Centennial or any of its successors or assigns owns of record or beneficially holds any ViA Common Stock, ViA shall, and any other subsidiaries acquired by any of it after the date of this Agreement, shall:

        3.1 MAINTENANCE OF RECORDS. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, subject to year end adjustments.

        3.2 MAINTENANCE OF PROPERTIES. Maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its businesses in good working order and condition, ordinary wear and tear excepted, and maintain in full force and effect all rights, patents, licenses, permits and privileges necessary for the proper conduct of its businesses.

        3.3 CONDUCT OF BUSINESS. Continue to engage in the same general type of businesses as conducted by it on the date of this Agreement or, in the case of any subsidiary acquired after the date of this Agreement, the same general type of business as conducted by it on the date of acquisition.

        3.4 MAINTENANCE OF INSURANCE. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

        3.5 COMPLIANCE WITH LAWS. Comply in all material respects with applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, noncompliance with which would have a material and adverse effect on its business and operations.

        3.6 RIGHT OF INSPECTION. At any reasonable time and from time to time, permit Centennial or any agent or representative thereof to examine and make copies of and abstracts from the records, books of account and such other documents of, and visit the properties of ViA and any after-acquired subsidiaries and to discuss the affairs, finances, and accounts of ViA and any after-acquired subsidiaries with any of its officers, directors and independent accountants so long as said activities do not unreasonably disrupt their businesses. Centennial shall maintain all information obtained by it during its investigation of ViA and otherwise obtained in accordance with this Section 3.6 as confidential information and shall not use such information for its own purposes (other than to evaluate such business or to enable it to carry out its obligation under this agreement) to any extent whatsoever; provided, however, the foregoing obligations of confidentiality and restrictions on use shall not apply to information (a) known to Centennial prior to its disclosure by ViA, (b) independently developed by Centennial, (c) acquired by Centennial from others, provided that such other persons by disclosing such information have not violated any confidentiality obligations owed to ViA, (d) known to the public, or (e) required to be disclosed by governmental officials.

        3.7       REPORTING REQUIREMENTS. Furnish to Centennial:

                  (a) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within forty-five (45) days after the end of each quarter ending September 30, December 31 and March 31, unaudited consolidated balance sheets of ViA and any after-acquired subsidiary and, for the period commencing at the beginning of the then current fiscal year through the end of most recently completed fiscal quarter, unaudited statements of operations and changes in financial position of ViA or any after-acquired subsidiary, all prepared in accordance with GAAP consistently applied, subject to year end adjustments, and certified by an officer of ViA;

                  (b) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within ninety (90) days after the end of each fiscal year, a copy of the audited consolidated annual financial reports for such fiscal year, including a balance sheet of ViA and any after-acquired subsidiary as of the end of such fiscal year and statements of income and retained earnings of ViA and any after-acquired subsidiary for such fiscal year, and a statement of cash flow of ViA and any after-acquired subsidiary for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and certified by independent accountants to the reasonable satisfaction of Centennial;

                  (c) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting ViA or any after-acquired subsidiary, which, if determined adversely to ViA or any after-acquired subsidiary, could have a material adverse effect on the financial condition, properties, or operations of ViA or any after-acquired subsidiary; and

                  (d) GENERAL INFORMATION. Such other information respecting the condition or operations, financial or otherwise, receivables, inventory, machinery or equipment of ViA or any after-acquired subsidiaries as Centennial may from time to time reasonably request.

        3.8 PAYMENT OF TAXES AND CLAIMS. Pay when due all taxes, assessments, governmental charges or levies imposed upon it or its income for services, labor, materials and supplies, in each of such cases which, if unpaid, might become a lien or charge upon any of its properties or assets; but ViA and any after-acquired subsidiary shall not be required to pay any such tax, assessment, charge, levy or claim so long as: (1) the validity thereof shall be contested in good faith by appropriate proceedings; (2) no proceedings in foreclosure or for the sale of any property of ViA or any after-acquired subsidiary on account of any such tax, assessment, charge, levy of claim shall have been commenced (or such proceedings shall have been stayed pending the disposition of such contest of validity); (3) ViA and any after-acquired subsidiary shall have set aside on their books adequate reserves with respect thereto; and (4) such tax, assessment, charge, levy or claim shall not have caused a material, adverse effect on the financial condition of ViA or any after-acquired subsidiary.

        3.9 MAINTENANCE OF EXISTENCE. Preserve and maintain its corporate existence and good corporate standing in the jurisdictions of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required and in which the failure to be so qualified would have a material adverse effect on the businesses, operations or financial statements of ViA or any after-acquired subsidiary.

        3.10 PAYMENT OF OTHER OBLIGATIONS. Punctually and promptly make all payments and perform all other obligations which may be required of ViA and any after-acquired subsidiary with respect to any indebtedness (whether for money borrowed, goods purchased, services rendered or however such indebtedness may otherwise arise) owing to persons, firms or corporations, including, without limitation, indebtedness which may be secured by a security interest in the assets of ViA or any after-acquired subsidiary or the property of ViA or any after-acquired subsidiary, and all obligations under the terms of any lease in which ViA or any after-acquired subsidiary is the lessee. The provisions of this section shall not preclude ViA or any after-acquired subsidiary from contesting in good faith and diligently defending against any such indebtedness or obligation.

4.      REPRESENTATIONS AND WARRANTIES OF CENTENNIAL.

        Centennial represents and warrants to ViA, upon which representations and warranties ViA relies and which representations and warranties shall survive Closing for a period of one (1) year as follows:

        4.1 ORGANIZATION AND RELATED MATTERS. Centennial is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power to enter into this Agreement and to consummate the transactions contemplated hereby.

        4.2 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement by Centennial have been duly and validly authorized and approved by the Board of Directors of Centennial and no other proceedings on the part of Centennial are necessary to authorize the execution, delivery and performance of this Agreement by Centennial including the issuance by Centennial of the Centennial Shares. Neither the execution, delivery and performance of this Agreement and the consummation by Centennial, nor compliance with the terms and provisions of this Agreement by Centennial, will conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or bylaws of Centennial.

        4.3 CAPITALIZATION OF CENTENNIAL. As of September 30, 1996, Centennial's authorized capital stock consisted of 15,000,000 shares of Centennial Common Stock, $.01 par value per share, of which 8,522,375 shares were issued and outstanding; and 1,000,000 shares of Preferred Stock, $.01 par value per share, none of which are outstanding. On November 12, 1996, Centennial filed a Certificate of Amendment to its Certificate of Incorporation to increase its number of authorized shares of Common Stock from 15,000,000 to 50,000,000 shares. All such issued and outstanding shares of Common Stock have been and on the Closing Date will be duly and validly issued and are, or will be on such date, fully paid and non-assessable.

        4.4 FINANCIAL REPRESENTATIONS. Centennial has delivered or, before Closing, will deliver to the ViA, true and complete copies of its Annual Report on Form 10-K for the fiscal year ended June 30, 1996 (the "Report") which was duly filed with the U. S. Securities and Exchange Commission. The Report and the financial statements contained therein are in accordance with the books and records of Centennial, and (i) present fairly the financial position of Centennial as of the dates and for the periods indicated, (ii) include all required material adjustments, and (iii) have been prepared in accordance with GAAP applied on a basis consistent with prior periods and practices.

        4.5 COOPERATION. Centennial shall execute all documents, and perform all such other acts, as are reasonably requested by ViA and Lehman to maintain the Financing until the shares of Centennial common stock issued pursuant to section 1.2 hereof, if any, may be sold in accordance with Rule 144.

        4.6 INVESTMENT INTENT. The shares of ViA common stock being acquired by Centennial are being purchased for investment for Centennial's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. Centennial understands that such Shares have not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act pursuant to section 4(2) thereof and applicable state securities laws, and that the reliance of ViA and others upon these exemptions is predicated in part upon this representation by Centennial. Centennial further understands that the ViA Shares may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws. The ViA Shares shall incorporate a legend substantially in the form set forth in Section 2.20(a) of this Agreement.

        Centennial understands that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission (the "Commission") and that in any event Centennial may not sell any securities pursuant to Rule 144 prior to the expiration of a two-year period after such Investor has acquired such securities. Centennial understands that any sales pursuant to Rule 144 can be made only in full compliance with the provisions of Rule 144.

        4.7 NO BROKERS OR FINDERS. No person, firm or corporation has or will have as a result of any act or omission by Centennial, any right, interest or valid claim against ViA for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this agreement. Centennial will indemnify and hold ViA harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of such Investor in connection with the transactions contemplated by this Agreement.

5.      OPINIONS OF COUNSEL.

        As soon as practicable after the Closing Date, ViA shall deliver to Centennial an opinion from Dorsey & Whitney, LLP, counsel to ViA, dated as of the Closing Date, in the form and substance satisfactory to Centennial, as to the matters set forth in EXHIBIT 5(a). As soon as practicable after the Closing Date, Centennial shall deliver to ViA an opinion from O'Connor, Brodie & Aronson, counsel to Centennial, dated as of the Closing Date, in the form and substance satisfactory to ViA, as to the matters set forth in EXHIBIT 5(b).

6.      INDEMNIFICATION.

        6.1 INDEMNIFICATION BY ViA. Subject to the limitations set forth in section 6.3, ViA agrees to indemnify Centennial with respect to, and hold Centennial harmless from, and reimburse Centennial for, any out-of-pocket loss, liabilities, costs or expense (including, but not limited to, reasonable legal fees) which Centennial may directly or indirectly incur or suffer by reason of, or which results, arises out of or is based upon (a) the inaccuracy of any representation or warranty made by ViA in this Agreement, or (b) the failure of ViA to comply with any of its covenants under this Agreement.

        6.2 INDEMNIFICATION BY CENTENNIAL. Subject to the limitations set forth in section 6.3, Centennial agrees to indemnify ViA with respect to, and hold ViA harmless from, and reimburse ViA for any out-of-pocket losses, liabilities, interest, costs or expenses (including, but not limited to, reasonable legal fees) (the "Losses") which ViA may directly or indirectly incur or suffer by reason of, or which results, arises out of or is based upon (a) the inaccuracy of any representation or warranty made by Centennial in this Agreement, (b) the failure of Centennial to comply with any of its covenants under this Agreement, and (c) the Financing or the failure thereof, or ViA's inability to arrange with Lehman (on terms at least as favorable as the Financing) substitute or continued financing covering the period commencing on the Closing Date and ending two (2) years thereafter. It is expressly agreed that any losses incurred in connection with the Financing, including prepayment penalties, fees, extra interest charges or the cost of refinancing the same in the event of early foreclosure of the same shall give rise to the indemnity contemplated by this section 6.2(c). In the event of any foreclosure by Lehman with respect to the Centennial Shares, Centennial shall indemnify ViA by making a payment to ViA in cash for any Losses. In the event ViA is unable to secure comparable financing at the end of the term of the Financing, ViA shall return the Centennial Shares and any other cash value derived therefrom on the Financing thereof, and Centennial shall reimburse ViA in cash $5 million and any other additional Losses incurred.

        6.3 CONDITIONS OF INDEMNIFICATION. It is agreed and understood between Centennial and ViA that the obligations under this Section 6 to indemnify and hold harmless from any loss, cost, liability or expense described in Sections 6.1 and 6.2 (a) and (b) shall only become operative after, and to the extent that, the total amount of all claims for indemnification hereunder exceeds Fifty Thousand Dollars ($50,000).

        6.4 CONDITIONS TO INDEMNIFICATION. The obligations and liabilities of the parties hereunder with respect to its indemnities pursuant to this Section, resulting from any claim or other assertion of liability by third parties, shall be subject to the following terms and conditions:

                  (a) The Indemnified Party must give the other party or parties, as the case may be (the "Indemnifying Party"), prompt notice of (i) any claim or potential claim, (ii) the commencement of any action or proceeding, or
(iii) the occurrence of any
other event the Indemnified Party reasonably believes shall give rise to the events specified in clauses (i) and (ii) and the indemnification rights under this Section, provided, however, that failure to give such notice promptly shall not affect the liability of the Indemnifying Party under this Agreement unless the failure to give such notice promptly adversely affects the Indemnified Party's ability to defend itself against the claim giving rise to Indemnified Party's claim for indemnification or to cure the default giving rise to such claim.

                  (b) If the Indemnifying Party within reasonable time after notice of a claim hereunder fails to defend such claim, the Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim at the reasonable expense of and for the account and risk of the Indemnifying Party subject to the right of the Indemnifying Party to cooperate in the defense of such claim at any time prior to the settlement, compromise or final determination thereof.

                  (c) The Indemnifying Party will not, without Indemnified Party's written consent, settle or compromise any claim (to the extent notice was given as provided in Section 6.4(a) above), or consent to any entry or judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability with respect to such claim, provided, however, that should the Indemnified Party assume the control of the defense of a claim pursuant to
Section 6.4(b), the Indemnified Party shall have the authority to settle or compromise any claim or consent to any entry of judgment, without the Indemnifying Party's prior consent.

        6.5 PAYMENT FOR INDEMNIFICATION. The Indemnifying Party shall pay to the Indemnified Party the amount of established claims for indemnification within fifteen (15) days after the establishment thereof (the "Due Date") in cash or by certified check.

        6.6 SURVIVAL OF INDEMNIFICATION. The indemnification provided in this Section 6 shall survive the Closing Date for those representations, warranties and covenants of the parties contained herein or in any schedule or certificate delivered hereunder, to the extent not waived by the other party.

        6.7 INTENT OF PARTIES. Any remedies of the parties shall be cumulative and not exclusive. Specifically, but not by way of limitation, the parties make no attempt to limit any claims based on common law fraud or other similar remedies.

7.      REGISTRATION RIGHTS.

        7.1 REGISTRATION OF SHARES. For so long as Centennial owns at least five percent (5%) of the outstanding shares of ViA, and until the fourth anniversary of the date of this Agreement, each time ViA shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act of 1933 (the "Securities

Act") in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders on a form that permits the inclusion of shares by selling security holders, ViA will give written notice of its determination to Centennial. Upon the written request of Centennial given within 30 days after receipt of any such notice from ViA, ViA will, except as herein provided, cause all such shares of common stock that Centennial has requested be registered, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by Centennial of such shares to be registered; provided, however, that nothing herein shall prevent ViA from, at any time, abandoning or delaying any such registration initiated by it. If any registration pursuant to this section shall be underwritten in whole or in part, ViA may require that the shares requested for inclusion pursuant to this section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that, in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the shares originally covered by a request for registration would reduce the number of shares to be offered by ViA or interfere with the successful marketing of the shares of stock offered by ViA, the number of shares otherwise to be included in the underwritten public offering may be reduced pro rata among the holders thereof requesting such registration, other than those certain shareholders who are parties to or beneficiaries of the Registration Rights Agreement referred to in SCHEDULE 2.18. Those shares which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

        7.2 COMPLIANCE WITH SECURITIES RULES AND REGULATIONS. In connection with any registration referred to in this Section 8, ViA shall comply with all applicable rules and regulations of the Securities and Exchange Commission, or of any similar federal commission, including the Rules and Regulations under the Act, and shall make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) covering a period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Act.

        7.3 OBLIGATIONS OF ViA. ViA agrees to furnish to Centennial, at the sole expense of ViA, such number of prospectuses conforming to the requirements of the Act or any similar federal statute, and the Rules and Regulations thereunder, relating to the shares subject thereto as may from time to time be reasonably requested by Centennial. Further, ViA shall, at their own expense in connection with any registration under this Section 8:

                  (a) Notify Centennial, at any time when a prospectus relating to the ViA Common Stock is required to be delivered under the Act, of the happening of any event which ViA, in its best judgment, believes would make a supplement to, or an amendment of, such prospectus necessary or appropriate, and, at the request of Centennial, prepare and furnish thereto a reasonable number of copies of any supplement to, or any amendment of, such prospectus that may be necessary so that, as thereafter delivered to the purchasers of the ViA Common Stock, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

                  (b) Use its best efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as Centennial shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable Centennial, or any underwriter which may offer such shares for Centennial, to consummate the disposition thereof in such jurisdictions, during a period of six months subsequent to the effective date of such registration statement; provided, however, that in no event shall ViA be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer of sale of the securities covered by such registration statement in any jurisdiction where it is not then so subject.

        7.4 INDEMNIFICATION. In the event of the registration of any ViA Common Stock owned by Centennial, ViA shall indemnify Centennial, and shall hold Centennial harmless against any losses, claims, damages or liabilities, joint or several, to which Centennial may become subject under the Act or any similar federal statute, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the ViA Common Stock is registered under the Act or similar federal statute, any final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Centennial upon a good faith mutual agreement of the parties for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action, provided however, that to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an actual or alleged untrue statement or omission made in such registration statement, final prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to ViA through an instrument duly executed by Centennial specifically for use in the preparation thereof, ViA shall not be so liable to Centennial.

8.      FUTURE SALES OF SHARES OF CAPITAL STOCK OF ViA.

        8.1 PARTICIPATION RIGHT OF CENTENNIAL. For so long as Centennial owns any ViA Common Stock, if ViA shall sell any additional securities, then ViA shall, within ten (10) days of such sale of its securities (other than debt securities with no equity feature), offer to Centennial by written notice the right, for a period of thirty (30) days, to purchase a number of additional securities that would allow Centennial to preserve Centennial's equity interest in ViA (the "Participation Securities") at an amount equal pro rata to the price or other consideration paid to ViA for such additional securities; provided, however, that the participation rights of Centennial pursuant to this Section
8.1 shall not apply to securities issued: (i) as a stock dividend or upon any subdivision of shares of such common stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of such common stock; and (ii) pursuant to a firm commitment underwritten public offering, or any securities issued thereafter. ViA's written notice to Centennial shall describe the securities sold by ViA and specify the number, price and payment terms. Centennial may, in its sole discretion, accept ViA's offer to purchase any or all of the Participation Securities prior to the expiration of the aforesaid thirty (30) day period, in which event ViA shall promptly sell and Centennial shall buy, upon the terms specified, such number of the Participation Securities as Centennial shall agree to purchase.

9.      GENERAL.

        9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants of the parties contained herein or in any schedule or certificate delivered hereunder shall survive the Closing Date and shall remain in full force and effect and shall be unaffected by any investigation made by the parties hereunder. All covenants and agreements contained herein which are to be performed or fulfilled after the Closing Date shall survive and remain in full force and effect.

        9.2 PRESS RELEASES. Unless approved in advance by Centennial, ViA shall not issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as required by law in the opinion of their counsel.

        9.3 PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereby are consummated, Centennial shall pay its own expenses and ViA shall pay its own expenses in connection with the negotiation, authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of investment banking firms, agents, representatives, counsel and accountants.

        9.4 GOVERNING LAW. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the

Commonwealth of Massachusetts in which it has been executed and in which it has a situs, without regard to its conflict of laws provisions. If any provision of this Agreement shall be held invalid by a court with jurisdiction over the parties to this Agreement, then and in that event such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof. ViA and Centennial consent to the jurisdiction of the courts of the Commonwealth of Massachusetts, and any federal court located therein, and to the appropriateness of the venue of such courts, in connection with any dispute which may arise pursuant to this Agreement or is related to the transactions contemplated hereby.

        9.5 NOTICES. Any payments, notices or other communications required or permitted hereunder shall be given in writing and deemed to have been properly given if and when delivered personally or sent by registered, certified or overnight mail, return receipt requested, postage prepaid, addressed as follows:

                  if to Centennial:       Centennial Technologies, Inc.
                                          37 Manning Road
                                          Billerica, Massachusetts 01821
                                          Attention:  Emanuel Pinez, Chief
                                            Executive Officer

                  with a copy to:         Centennial Technologies, Inc.
                                          37 Manning Road
                                          Billerica, Massachusetts 01821
                                          Attention:  Donald R. Peck, General
                                            Counsel

                  if to ViA:              ViA, Inc.
                                          11 Bridge Square
                                          Northfield, MN 55057
                                          Attention: James L. Carroll, President

                  with a copy to:         Dorsey & Whitney LLP
                                          220 South Sixth Street
                                          Minneapolis, MN 55402
                                          Attention:  Thomas O. Martin

or such other address as shall be furnished in writing by any party, and any such payment, notice or communication shall be deemed to have been made or given three business days after the date so mailed (except that a notice of change of address shall not be deemed to have been given until received by the addressee) or on the date of actual receipt, whichever first occurs.

        9.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and legal representatives, provided, however, that ViA shall not assign any of its rights or delegate any of its obligations hereunder to any party without the prior written consent of Centennial.

        9.7 HEADINGS. The descriptive headings of the Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        9.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall be considered one and the same agreement.

        9.9 WAIVER. The failure of any party to this Agreement at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, covenant, representation or warranty of this Agreement.

        9.10 ENTIRE AGREEMENT. This Agreement and the Voting Agreement among Centennial, James L. Carroll and David W. Carroll contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, and supersedes all prior agreements and understandings, whether written or oral, among the parties hereto with respect to the subject matter of this Agreement.

        9.11 ADDITIONAL ACTIONS. Centennial and ViA agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

        9.12 REMEDIES. The parties hereto acknowledge that a remedy at law may be inadequate as to any actual breach of this Agreement, and that in the case of any actual breach of this Agreement the non-breaching party shall be entitled to preliminary and permanent injunctions or other equitable remedies (in additional legal remedies) in any court of competent jurisdiction in accordance with this Agreement.

        IN WITNESS WHEREOF, this Agreement has been signed by duly authorized officers of Centennial Technologies, Inc. and ViA Inc., as of the day and year first above written.

                                    CENTENNIAL TECHNOLOGIES, INC.



                                    By:
                                        ----------------------------------------
                                          Donald R. Peck
                                          Treasurer


                                    VIA, INC.



                                    By:
                                        ----------------------------------------
                                          James L. Carroll
                                          President